UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2012

AMERITRANS CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	814-00193	52-2102424
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Jericho Quadrangle Jericho, New York		11753
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 355-2449

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed, on September 20, 2011, the staff of The Nasdaq Stock Market (“Nasdaq”) notified Ameritrans Capital Corporation (the “Company”) that the Company was not in compliance with Nasdaq Marketplace Rule 5550(a)(2), which requires listed issuers to maintain a minimum closing bid price of $1.00 per share for continued listing (the “Minimum Bid Requirement”).

Also as previously disclosed, on October 3, 2011, the Nasdaq staff notified the Company that the Company was not in compliance with Nasdaq Marketplace Rule 5550(b)(1), which requires listed companies to maintain minimum stockholders’ equity of $2.5 million (the “Minimum Stockholders’ Equity Requirement”).  Following the Nasdaq staff’s review of information provided by the Company, by letter dated February 1, 2012 (the “Determination Letter”) the Nasdaq staff notified the Company that it did not satisfy certain conditions necessary for an extension of the time period in which the Company may demonstrate its compliance with the Minimum Stockholders’ Equity Requirement.  The Determination Letter also indicated the Nasdaq staff’s determination to suspend trading in, and delist, the Company’s securities, subject to the Company’s right to appeal such determination.  The Company appealed such determination to Nasdaq Hearings Panel (the “Panel”), which stayed the suspension of trading in, and delisting of, the Company’s securities.

On May 1, 2012, the Company received a letter from the Nasdaq staff informing the Company that the Panel had denied the Company’s appeal and determined to delist the Company’s securities from Nasdaq, effective at the open of trading on Thursday, May 3, 2012, based on the Company’s non-compliance with the Minimum Stockholders’ Equity Requirement and the Minimum Bid Requirement.  Nasdaq has also informed that Company that Nasdaq will file a Form 25 Notification of Delisting with the SEC after all appeal periods have expired.  The Company does not intend to appeal the determination of the Panel at this time, although the Nasdaq Listing and Hearing Review Counsel may, on its own motion, determine to review any Panel decision within 45 calendar days after the issuance of such decision.

Following delisting of the Company’s securities, the Company anticipates that its securities will be traded in the over-the-counter market and intends to discuss the quotation of the Company’s securities in an appropriate over-the-counter market with market makers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERITRANS CAPITAL CORPORATION

Date: May 3, 2012	By:	/s/ Michael Feinsod
	Name:	Michael Feinsod
	Title:	Chief Executive Officer and President